                                                                    EXHIBIT 99.2


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Procom Technology, Inc.:


We have audited the accompanying consolidated balance sheets of Procom Technology, Inc. (a California corporation) and its subsidiaries (the "Company") as of July 31, 1997 and July 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended July 31, 1998. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Procom Technology, Inc. and its subsidiaries as of July 31, 1997 and July 31, 1998, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1998 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index to the consolidated financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                             ARTHUR ANDERSEN LLP


Orange County, California
October 8, 1998

                    PROCOM TECHNOLOGY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                             JULY 31, 1997      JULY 31, 1998
                                                             -------------      -------------
Current assets:
  Cash ..................................................     $   227,000        $   577,000
  Short-term marketable securities,
    held to maturity ....................................      18,550,000         22,785,000
  Accounts receivable, less allowance
    for doubtful accounts and sales
    returns of $992,000 and $1,329,000,
    respectively ........................................      12,545,000         15,050,000
  Inventories, net ......................................       9,063,000          9,147,000
  Deferred income taxes .................................       1,405,000          1,852,000
  Prepaid expenses ......................................         588,000            748,000
  Other current assets ..................................          49,000            223,000
                                                              -----------        -----------
          Total current assets ..........................      42,427,000         50,382,000
Property and equipment, net .............................         816,000          2,211,000
Other assets ............................................          31,000          1,846,000
                                                              -----------        -----------
          Total assets ..................................     $43,274,000        $54,439,000
                                                              ===========        ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit ........................................     $        --        $   210,000
  Accounts payable ......................................      10,518,000         11,540,000
  Accrued expenses and other current
    liabilities .........................................         764,000          2,949,000
  Accrued compensation ..................................       1,462,000          1,321,000
Capital lease obligations ...............................          29,000                 --
  Deferred service revenues .............................              --            931,000
  Income taxes payable ..................................         434,000            756,000
                                                              -----------        -----------
          Total current liabilities .....................      13,207,000         17,707,000
                                                              -----------        -----------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value;
     10,000,000 shares authorized, no
     shares issued and outstanding ......................              --                 --
  Common stock, $.01 par value;
     65,000,000 shares authorized,
     11,024,562 and 11,178,742, shares
     issued and outstanding,
     respectively ........................................        110,000            112,000
  Additional paid in capital .............................     16,467,000         17,751,000
     Retained earnings ...................................     13,490,000         18,866,000
     Foreign currency translation adjustment .............             --              3,000
                                                              -----------        -----------
          Total shareholders' equity .....................     30,067,000         36,732,000
                                                              -----------        -----------
Total liabilities and shareholders' equity ...............    $43,274,000        $54,439,000
                                                              ===========        ===========

                 The accompanying notes are an integral part of
                       these consolidated balance sheets.

                    PROCOM TECHNOLOGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        YEARS ENDED
                                   -----------------------------------------------------
                                      JULY 26,            JULY 31,           JULY 31,
                                       1996                1997                1998
                                   -------------       -------------       -------------
Net sales ...................      $  73,456,000       $ 109,332,000       $ 111,886,000
Cost of sales ...............         51,489,000          72,684,000          75,527,000
                                   -------------       -------------       -------------
     Gross profit ...........         21,967,000          36,648,000          36,359,000
Selling, general and
  administrative expenses ...         15,401,000          19,155,000          22,257,000
Research and development
  expenses ..................          1,635,000           3,922,000           4,788,000
Acquired research and
  development ...............                 --                  --           1,693,000
                                   -------------       -------------       -------------
     Operating income .......          4,931,000          13,571,000           7,621,000
Interest income .............                 --             459,000           1,244,000
Interest expense ............           (282,000)           (131,000)            (15,000)
                                   -------------       -------------       -------------
     Income before income
       taxes ................          4,649,000          13,899,000           8,850,000
Provision for income taxes ..          1,800,000           5,452,000           3,474,000
                                   -------------       -------------       -------------
Net income ..................      $   2,849,000       $   8,447,000       $   5,376,000
                                   =============       =============       =============

Net income per common
  share Basic ...............      $        0.32       $        0.83       $        0.48
                                   =============       =============       =============
Diluted .....................      $        0.31       $        0.81       $        0.48
                                   =============       =============       =============

Weighted average number of
  common shares (Basic) .....          9,000,000          10,205,000          11,114,000
                                   =============       =============       =============
Diluted .....................          9,172,000          10,374,000          11,252,000
                                   =============       =============       =============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    PROCOM TECHNOLOGY, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                              COMMON STOCK
                        ------------------------      PAID IN           RETAINED     CURRENCY
                          SHARES         AMOUNT       CAPITAL           EARNINGS     ADJUSTMENT       TOTAL
                        ----------      --------    -----------        -----------   ----------    -----------
Balance at
  July 28, 1995......    9,000,000         3,000             --          2,284,000          --       2,287,000
  Net income.........           --            --             --          2,849,000          --       2,849,000
                        ----------      --------    -----------        -----------   ----------    -----------
Balance at
  July 26, 1996......    9,000,000         3,000             --          5,133,000          --       5,136,000

Change in par
  value to $.01
  per share..........           --        87,000          3,000            (90,000)         --              --
Public offering
  proceeds...........    2,000,000        20,000     16,166,000                 --          --      16,186,000
Compensatory
  options expense....           --            --         35,000                 --          --          35,000
Exercise of employee
  stock options......       24,562            --         62,000                 --          --          62,000
Tax benefit from
  stock options
  exercise...........           --            --        201,000                 --          --         201,000
Net income...........           --            --             --          8,447,000          --       8,447,000
                        ----------      --------    -----------        -----------   ----------    -----------
Balance at
  July 31, 1997......   11,024,562       110,000     16,467,000         13,490,000          --      30,067,000
                        ----------      --------    -----------        -----------   ----------    -----------
Exercise of
  employee stock
  options............       50,036         1,000        143,000                 --          --         144,000
Tax benefit from
  stock options
  exercise...........           --            --        242,000                 --          --         242,000
Acquisition
  of Megabyte........      104,144         1,000        899,000                 --          --         900,000
Foreign currency
  translation
  adjustment.........           --            --             --                 --        3,000          3,000

Net income...........           --            --             --          5,376,000          --       5,376,000
                        ----------      --------    -----------        -----------   ----------    -----------
Balance at
  July 31, 1998......   11,178,742      $112,000    $17,751,000        $18,866,000   $    3,000    $36,732,000
                        ==========      ========    ===========        ===========   ==========    ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    PROCOM TECHNOLOGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED
                                                 ------------------------------------------------
                                                   JULY 26,           JULY 31,         JULY 31,
                                                     1996               1997            1998
                                                 ------------      ------------      ------------
Cash flows from operating activities:
  Net income ..........................          $  2,849,000      $  8,447,000      $  5,376,000
    Adjustments to reconcile net
      income to net cash provided
      by (used in) operating activities:
      Depreciation and amortization ...               194,000           248,000           605,000
    Acquired research and development..                    --                --         1,693,000
    Changes in assets and liabilities:
         Accounts receivable ..........            (3,727,000)       (3,311,000)          270,000
         Inventories ..................            (5,464,000)          697,000         2,097,000
         Deferred income taxes ........              (246,000)         (800,000)         (405,000)
         Prepaid expenses .............               (38,000)         (384,000)          175,000
         Other current assets .........                 6,000           (37,000)          (23,000)
         Other assets .................               186,000            (3,000)          (20,000)
         Accounts payable .............             2,724,000         2,264,000        (2,524,000)
         Accrued expenses and
           compensation ...............             1,469,000          (841,000)          638,000
         Deferred service revenue .....                    --                --           175,000
         Income taxes payable .........               366,000            (2,000)          255,000
                                                 ------------      ------------       -----------
             Net cash provided by
               (used in) operating
               activities .............            (1,681,000)        6,278,000         8,312,000
                                                 ------------      ------------       -----------
Cash flows from investing activities:
  Purchase of property and equipment ..              (431,000)         (588,000)         (787,000)
  Acquisitions, net of cash
    acquired ..........................                    --                --          (633,000)
                                                 ------------      ------------       -----------
             Net cash used in investing
               activities .............              (431,000)         (588,000)       (1,420,000)
                                                 ------------      ------------       -----------
Cash flows from financing activities:
  Principal payments for capital
    lease obligations .................                (8,000)           (5,000)          (29,000)
  Borrowings on lines of credit .......            64,825,000        38,500,000           210,000
  Payments made on lines of credit ....           (62,124,000)      (42,685,000)       (2,877,000)
  Public offering of common stock .....                    --        16,186,000                --
  Stock options, exercises and related
    tax benefits ......................                    --           298,000           386,000
                                                  -----------      ------------       -----------
             Net cash provided by
               (used in) financing
               activities .............             2,693,000        12,294,000        (2,310,000)
    Effect of exchange rate changes .....                  --                --             3,000
                                                 ------------      ------------       -----------
    Increase (decrease) in cash .........             581,000        17,984,000         4,585,000
Cash at beginning of period .............             212,000           793,000        18,777,000
                                                 ------------      ------------       -----------
Cash at end of period ...................        $    793,000      $ 18,777,000       $23,362,000
                                                 ============      ============       ===========

Supplemental disclosures of cash flow
  information:
  Cash paid during the year for:
    Interest ............................        $    248,000      $    165,000       $    15,000
    Income taxes ........................           1,472,000         5,947,000         3,312,000

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    PROCOM TECHNOLOGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization

     Procom Technology, Inc. (the "Company") was incorporated in California in 1987. The Company designs, manufactures and markets enterprise-wide data storage and information access solutions that are compatible with all major hardware platforms, network protocols and operating systems.

   Principles of Consolidation

     The consolidated financial statements include the accounts of Procom Technology, Inc. and its wholly-owned subsidiaries, Megabyte Computerhandels, AG, a German corporation, Invincible Technologies Acquisition Corporation, a Massachusetts corporation and Procom Technology FSC, a foreign sales corporation. All significant intercompany transactions have been eliminated in consolidation.

   Fiscal Year

     For fiscal 1996, the Company's fiscal year ended on the Friday of, or nearest to, July 31. Fiscal 1996 had 52 weeks. In May 1997, the Company modified its accounting periods so that the last day of its fiscal quarter and fiscal year would end on the last day of the calendar month. As a result, the 1997 fiscal year contains four additional days.

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Fair Value of Financial Instruments - Cash and short-term marketable securities, held to maturity

       The carrying amount of cash and cash equivalents approximates fair value for all periods presented because of the short-term maturities (less than 90 days) of these financial instruments.

   Accounts Receivable

     The allowance for doubtful accounts includes management's estimate of the amount expected to be lost on specific accounts and for losses on other as yet unidentified accounts included in accounts receivable. In estimating the potential losses on specific accounts, management relies on in-house prepared analyses and review of other available information. The allowance for sales returns includes management's estimates of the anticipated sales returns relating to each reporting period. In estimating the allowance for sales returns, management relies on historical experience. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts and sales returns in the accompanying financial statements.

   Inventories

     Inventories are valued at the lower of cost (on a first-in, first-out
(FIFO) basis) or market. Allowances for obsolete inventory are based on management's estimate of the amount considered obsolete based on specific reviews of inventory items. In estimating the allowance, management relies on its knowledge of the industry (including technological and design changes) as well as its current inventory levels. The amounts the Company will ultimately realize could differ materially in the near term from amounts estimated by management.

   Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the respective estimated useful lives of the assets, which range from three to seven years. Leasehold improvements and assets under capital leases are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the assets.

     Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs that do not extend the assets' lives are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the Company's accounts and any gain or loss is included in the statement of operations.

   Income Taxes

     The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred income taxes. Income taxes are accounted for under the liability method in accordance with Statement of Financial Accounting Standards No. 109.

   Revenue Recognition

     The Company recognizes revenue from product sales upon shipment, or in the case of certain distributors, their receipt of the goods shipped. All sales are denominated in either U.S. dollars or German marks. The Company has established a program that, under specified conditions, enables distributors and resellers to return products to the Company for credit against additional purchases or, in the event the Company reduces its selling prices, to receive credits for the reduction in selling price. The amount of potential product returns, including returns under the Company's warranty program, and credits for selling price reductions are estimated and provided for in the period of the sale. The amounts the Company will ultimately realize could differ materially in the near term from the amounts estimated. Under an evaluation program, products may be shipped to customers on a trial basis and returned within a specified period if the customers are not satisfied. Evaluation units shipped are not recorded as sales until the customer has paid for such units.

   Deferred Service Revenue

     The Company markets and sells service contracts for certain of its products which require the Company to service previously sold products for a specified period of time, usually one to three years. Revenue from such contracts are billed to customers at the time of sale, but earned ratably over the life of the service agreement. A corresponding liability reflecting the unearned revenue is recorded as a current liability, since the portion of the unearned revenue relating to service after twelve months is not material.

   Research and Development Costs

     Costs and expenses that can be clearly identified as research and development, including software development costs, are charged to research and development expenses as incurred.

   Concentration of Credit Risk

     Three customers accounted for approximately 47% and 36% of the Company's total accounts receivable on July 31, 1997 and July 31, 1998, respectively, and one customer accounted for approximately 12% and 9% of the Company's net sales for fiscal 1997 and 1998, respectively. The loss of any one of the Company's significant customers could have an adverse effect on the Company's business.

   Net income per Common Share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The adoption of SFAS 128 did not have a material impact on the Company's earnings per share. For the periods presented, basic net income per share was based on the weighted average number of shares of common stock outstanding during the period. For the same periods, diluted net income per share further included the effect of stock options outstanding during the period.

     Weighted average number of shares for basic and diluted earnings per share are calculated as follows:

                                                                  FISCAL YEAR
                                                    ----------------------------------------
                                                       1996           1997           1998
                                                    ----------     ----------     ----------
        Weighted average common shares
           outstanding during the period ..........  9,000,000     10,205,000     11,114,000
        Potential dilution ............                172,000        169,000        138,000
                                                    ----------     ----------     ----------
                                                     9,172,000     10,374,000     11,252,000
                                                    ==========     ==========     ==========

  Employee Stock Plan

     In accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company applies APB Opinion No. 25 and related interpretations to account for its employee stock option plan. Note 9 of the Consolidated Financial Statements contains a summary of the pro forma effects to reported net income and earnings per share as if the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123.

  Impact of Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997 and will be adopted by the Company for its fiscal 1999. Adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

     Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 replaces Statement of Financial Accounting Standards No. 14 and changes the way public companies report segment information. SFAS 131 is effective for fiscal years beginning after December 15, 1997 and will be adopted by the Company for its fiscal 1999 which commenced July 4, 1998. Adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

2. INVENTORIES

     A summary of inventories is as follows:

                                       JULY 31,       JULY 31,
                                         1997           1998
                                      ----------     ----------
        Raw materials ...........     $5,218,000     $3,643,000
        Work-in-process .........        380,000        430,000
        Finished goods ..........      3,465,000      5,074,000
                                      ----------     ----------
                                      $9,063,000     $9,147,000
                                      ==========     ==========

3. PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                               JULY 31,         JULY 31,
                                                                 1997             1998
                                                             -----------      -----------
        Computer equipment .............................     $   819,000      $ 1,884,000
        Furniture and fixtures .........................         567,000          955,000
        Office equipment ...............................         710,000        1,079,000
        Vehicles .......................................          82,000           20,000
        Leasehold improvements .........................          77,000          128,000
                                                             -----------      -----------
                                                               2,255,000        4,066,000
        Less accumulated depreciation ..................      (1,439,000)      (1,855,000)
                                                             -----------      -----------
                  Total ................................     $   816,000      $ 2,211,000
                                                             ===========      ===========

     Depreciation expense for fiscal 1996, 1997 and 1998 totaled $194,000, $248,000, and $543,000, respectively. In fiscal 1998, amortization of goodwill was $62,000.

4. INCOME TAXES

     The components of the provision for income taxes for fiscal 1996, 1997 and 1998 are summarized as follows:

                                                                  FISCAL YEAR
                                                 ---------------------------------------------
                                                    1996             1997             1998
                                                 -----------      -----------      -----------
       Current:
          Federal ..........................     $ 1,612,000      $ 5,006,000      $ 3,151,000
          State ............................         434,000        1,246,000          770,000
                                                 -----------      -----------      -----------
                                                   2,046,000        6,252,000        3,921,000
                                                 -----------      -----------      -----------
        Deferred:
          Federal ..........................        (223,000)        (670,000)        (436,000)
          State ............................         (23,000)        (130,000)         (11,000)
                                                 -----------      -----------      -----------
                                                    (246,000)        (800,000)        (447,000)
                                                 -----------      -----------      -----------
        Provision for income taxes .........     $ 1,800,000      $ 5,452,000      $ 3,474,000
                                                 ===========      ===========      ===========

     Components of the Company's deferred income tax benefit are presented below:

                                                               FISCAL YEAR
                                                 ---------------------------------------
                                                    1996           1997           1998
                                                 ---------      ---------      ---------
        State tax payments .................     $ 137,000      $ 241,000      $(175,000)
        Depreciation .......................        (3,000)       (40,000)       (12,000)
        Inventory reserves .................        36,000         14,000         14,000
        Reserves for bad debts and returns .       102,000        313,000        126,000
        Stock option exercises .............            --        140,000       (140,000)
        Amortization of intangibles.........            --             --        570,000
        Deferred service revenue ...........            --             --        138,000
        Other ..............................       (26,000)       132,000        (74,000)
                                                 ---------      ---------      ---------
        Deferred income tax benefit ........     $ 246,000      $ 800,000      $ 447,000
                                                 =========      =========      =========

     The following table reconciles the federal statutory income tax rate to the effective tax rate of the provision (benefit) for income taxes.

                                                                          FISCAL YEAR
                                                               --------------------------------
                                                                1996         1997         1998
                                                               ------       ------       ------
        Federal statutory income tax rate ................       34.0%        34.0%        34.0%
        State income taxes, net of federal benefit .......        6.1          6.1          5.8
        Foreign sales benefit ............................       (1.1)        (0.3)        (0.3)
        Nondeductible amortization .......................         --           --          3.1
        Research and development tax credit ..............       (0.6)        (1.8)        (5.6)
        Other ............................................        0.3          1.2          2.3
                                                               ------       ------       ------
          Effective tax rate .............................       38.7%        39.2%        39.3%
                                                               ======       ======       ======

     Deferred tax assets are summarized below:

                                                          JULY 26,       JULY 31,       JULY 31,
                                                            1996           1997           1998
                                                         ----------     ----------      ---------
        Deferred tax assets:
          State tax payments ........................    $  171,000     $  338,000     $  175,000
          Depreciation ..............................        68,000         26,000         11,000
          Inventory reserves ........................       121,000        225,000        230,000
          Reserves for bad debts and returns ........       201,000        496,000        695,000
          Stock option exercises ....................            --        201,000             --
          Amortization of intangibles................            --             --        570,000
          Deferred service revenue sales ...........             --             --        138,000
          Other ....................................         44,000        119,000         33,000
                                                          ----------     ----------     ---------
             Deferred income taxes ..................    $  605,000     $1,405,000     $1,852,000
                                                         ==========     ==========     ==========

5. OTHER ASSETS

Other assets consist of the following:

                                             JULY 31,        JULY 31,
                                               1997            1998
                                           -----------     -----------
        Goodwill .....................     $        --     $ 1,636,000
        Accumulated amortization .....              --         (62,000)
        Other assets .................          31,000         272,000
                                           -----------     -----------
                                           $    31,000     $ 1,846,000
                                           ===========     ===========

     Goodwill relates to two acquisitions completed by the Company in fiscal 1998. Goodwill will be amortized on a straight line basis over 7 years.

6. LINE OF CREDIT

     The Company has established a revolving line of credit with an institutional lender. The line is based on a percentage of the Company's eligible accounts receivable and inventory, up to a maximum of $10,000,000 in working capital loans. The line of credit accrues certain commitment fees, unused facility fees, and interest on outstanding amounts at the lender's prime rate (8.5% at July 31, 1997) plus 1.5%. The initial term of the line of credit expires on November 29, 1997, but automatically renews for successive one year periods unless terminated by either party within a specified period in advance of the automatic renewal date. The institutional lender also makes available to the Company various flooring commitments pursuant to which the Company may finance the purchase of up to $15.0 million in inventory (less any amounts outstanding in working capital loans) from certain of the Company's vendors who have credit arrangements with the institutional lender. The combined line of credit may not exceed $20.0 million and contains restrictive covenants that, among other provisions, require compliance with certain financial covenants, including the maintenance of working capital of at least $20,000,000. The combined line of credit is collateralized by all the assets of the Company. At July 31, 1997 and July 31, 1998, the Company owed $0 and $0 under the line of credit and $3,840,000 and $2,300,000, which is included in accounts payable, under the flooring agreements, respectively (see Note 7). In addition to the Finova line of credit, Megabyte has two lines of credit, utilized primarily for overdraft and short-term cash needs, with two German banks. The lines allow Megabyte to borrow up to 1,000,000 German marks (approximately $550,000 US dollars), with interest at approximately 8.5%, and is not guaranteed by Procom. At July 31, 1998, there was 375,000 DM (approximately $ 210,000 US dollars) outstanding under one of the lines and $0 under the second line of credit.

7. COMMITMENTS AND CONTINGENCIES

   Lease Commitments

     The Company leases a facility under a noncancellable operating lease that expires in fiscal 1999. The facility lease contains an option to extend the lease under the same terms for four months. The Company has exercised the option, extending the lease until November 30, 1998. In addition, the Company leases facilities in Munich, Germany and Boston, Massachusetts, and various other sales offices.

     Future minimum lease payments at July 31, 1998, under these leases were as follows:

                                                             CAPITAL         OPERATING
                                                              LEASE            LEASES
                                                            ---------        ---------
       Fiscal year ending:
        1999 .............................................. $      --        $ 476,000
        2000 ..............................................        --          114,000
        2001 ..............................................        --          119,000
                                                            ---------        ---------
        Total minimum lease payments ......................        --        $ 739,000
                                                                             =========
        Less, amounts representing interest ...............        --
                                                            ---------
        Present value of future minimum capital lease
          obligations ..................................... $      --
                                                            =========

     Rent expense was $398,000, $447,000 and $525,000 for fiscal 1996, 1997 and
1998, respectively.

   Flooring Agreements

     As is customary in the computer reseller industry, the Company is contingently liable at July 31, 1998 under the terms of repurchase agreements with several financial institutions providing inventory financing for dealers of the Company's products. The contingent liability under these agreements approximates the amount financed, reduced by the resale value of any products that may be repurchased, and the risk of loss is spread over several dealers and financial institutions. Losses under these agreements have been immaterial in the past.

   Litigation

     The Company is a defendant in an action filed in Orange County Superior Court by Miradco International Corporation, a private company based in Newport Beach, California, consisting of two principals ("Miradco"), which alleges that the Company breached an alleged oral contract with Miradco. In its complaint, Miradco has asserted that it is entitled to receive 280,000 shares of the Company's Common Stock, which Miradco contends has a value in excess of $5.6 million, as payment for financial advisory services allegedly rendered to the Company by Miradco. During discovery in the legal action, Miradco has claimed that it is entitled to receive up to 7% of the Company's Common Stock, with a minimum of 280,000 shares. The Company vigorously denies the existence of any oral contract with Miradco, and believes any oral contract claim of Miradco and the suit are entirely without merit. The Company intends to defend itself vigorously in this action. The Company has expended approximately $100,000 for legal costs for this action in the fiscal year ended July 31, 1998, and expects that it will incur significant additional legal expenses relating to this claim in fiscal 1999. Trial has been set initially for January 1999. While the Company believes that Miradco's claims are without merit, there can be no assurance about the outcome of this case, nor the effect it may have on the financial condition or results of operations of the Company. If the claims of Miradco were held to be valid, a judgment for a significant amount could be entered against the Company, and such judgment could have a material adverse effect on the Company's results of operations and financial condition.

     The Company is involved in routine litigation arising in the ordinary course of its business. While the outcome of litigation cannot be predicted with certainty, the Company believes that none of the other pending litigation will have a material adverse effect on the Company's financial position or results of operations.

   Employment Agreements

     The Company has employment agreements with the Company's President and three Executive Vice Presidents. Each agreement is for a three year term with an automatic renewal provision which provides that the agreement will perpetually maintain a three-year term unless terminated. Each agreement contains severance provisions that require the payment of 35 months of base salary in the event of the termination of the covered executives. Should all four executives be terminated, the aggregate commitment arising under the severance provisions would be approximately $2.6 million and, in addition, the Company would be obligated to pay a pro rata bonus for the year of termination and the continuation for up to two years of all life insurance and medical benefits.

8. RETIREMENT PLAN

     The Company has a defined contribution plan covering substantially all full-time employees with more than one year of service. Each participant can elect to contribute up to 15% of his or her annual compensation. While employer contributions to the plan are discretionary, during fiscal 1995, 1996 and 1997, the Company elected to make matching contributions equivalent to between 38% and 50% of the first 4% of the employee's contribution. Total expense for fiscal 1996, 1997 and 1998 was $47,000, $72,000, and $95,000, respectively.

9. STOCK SPLIT AND STOCK OPTION PLAN

     In September 1995, the shareholders of the Company approved a stock split, whereby each shareholder was issued 10,000 shares of common stock for each share held.

      During fiscal 1996, the Company instituted the 1995 Stock Option Plan (the "1995 Plan") for its key employees and reserved 540,000 shares for grant under the 1995 Plan. In fiscal 1998, the Board approved, and the Company's shareholders approved, the reservation of an additional 450,000 shares for grant under the 1995 Plan. Pursuant to the terms of the 1995 Plan, options to purchase the Company's common stock may be granted with exercise prices equal to the fair market value of the stock on the date of grant. Options expire ten years from the date of the grant and generally vest over a period of four years. During fiscal 1998, the Board authorized the repricing of previously granted options priced in excess of $8.50 per share. The new price was $8.50 per share, the fair value of the Company's stock on the date of such repricing.

     The following table is a summary of stock option activity for the three years ended July 31, 1998: Year ended July 31,


                                                    1996                     1997                      1998
                                          ------------------------  ------------------------   ----------------------
                                                     Weighted-Avg.             Weighted-Avg.            Weighted-Avg.
                                          Shares    Exercise Price  Shares    Exercise Price   Shares  Exercise Price
                                          --------  --------------  --------  --------------   ------  --------------
Outstanding at beginning of year ........       --       $  --       227,700       $2.68       247,013     $4.19
     Granted ............................  235,050       $2.67        87,750       $8.55       351,800     $9.64
     Exercised .........................       (--)      $  --       (24,562)      $2.53       (50,036)    $2.83
     Cancelled ..........................   (7,350)      $2.50       (43,875)      $5.26       (46,500)    $7.38
                                          --------                  --------                  --------
     Outstanding at end of year ........   227,700       $2.68       247,013       $4.19       502,277     $6.53
                                          ========                  ========                  ========
     Exercisable end of year ...........        --       $  --        36,338       $2.76        47,090     $4.06
                                          ========                  ========                  ========
     Weighted fair value per option
       granted .........................                 $ .56                     $6.13                   $4.77

                                                          July 31, 1998
                           ----------------------------------------------------------------------
                                    Options Outstanding                     Options Exercisable
                           ----------------------------------------------------------------------
                                      Weighted-Average    Weighted-                     Weighted-
          Range of                       Remaining         Average                       Average
      Exercise Prices      Number          Years        Exercise Price      Number   Exercise Price
      ---------------      -------    ----------------  --------------      ------   --------------
        $2.50-3.00         110,077          7.14           $2.52            29,152        $2.53
        $4.50-7.56         155,250          9.64           $6.36             8,626        $4.50
        $8.33-8.50         236,950          9.09           $8.49             9,313        $8.47

        $2.50-8.50         502,277          8.83           $6.53            47,091        $4.06

     During the years ended July 31, 1997 and July 31, 1998, the Company realized tax benefits of $201,000 and $ 242,000, respectively, from the gains resulting from exercises by employees of non-qualified stock options. The tax benefit is recorded as an increase in paid-in-capital.

     In addition to the September 1995 stock split discussed above, the Company filed amended and restated articles of incorporation on November 13, 1996, which, among other things, effected a stock split pursuant to which each shareholder was issued three shares of common stock for each common share held. All share and per share amounts have been restated to give retroactive effect to this stock split as well as the September 1995 stock split.

     Pro forma information regarding net income and earnings per share is required by SFAS 123 for stock options granted after June 30, 1996 as if the Company had accounted for its stock options under the fair value method of SFAS
123. The fair value of the Company's stock options was estimated using the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions, including the expected stock volatility. Because the Company's stock options granted to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options granted to employees. The fair value of the Company's stock options granted to employees was estimated assuming no expected dividends and the following weighted average assumptions:

                                                       STOCK OPTION
                                                       PLAN SHARES
                                                 -----------------------
                                                  1997            1998
                                                 -------         -------
        Expected life (in years)  .....            4.0             4.0
        Risk-free interest rate .......            6.0%            6.0%
        Volatility ....................            .91             .79

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. The Company's pro forma information follows:

                                                 1997                 1998
                                              ----------           ----------
        Pro forma net income .......          $8,325,000           $5,197,000
        Pro forma primary net income
             per share .............          $      .81           $      .46

     The effects on pro forma disclosures of applying SFAS 123 are not likely to be representative of the effects on pro forma disclosures of future years.

10. GEOGRAPHIC

     Export sales as a percentage of net sales amounted to 11%, 7% and 17% for fiscal years 1996, 1997 and 1998, respectively. A summary of the Company's net sales and gross profit by geographic area is as follows (in thousands):

                                                    YEAR ENDED
                                      ----------------------------------------
                                      JULY 26,        JULY 31,        JULY 31,
                                        1996            1997            1998
                                      --------        --------        --------
     Net sales
          United States ......        $ 65,072        $101,147        $ 92,928
          Foreign ............           8,384           8,185          18,958
                                      --------        --------        --------
               Total .........        $ 73,456        $109,332        $111,886
                                      ========        ========        ========
     Gross profit
          United States ......        $ 20,004        $ 34,409        $ 32,968
          Foreign ............           1,963           2,239           3,391
                                      --------        --------        --------
               Total .........        $ 21,967        $ 36,648        $ 36,359
                                      ========        ========        ========
     Operating income
          United States ......        $  3,554        $ 12,405        $  7,366
          Foreign ............           1,377           1,166             255
                                      --------        --------        --------
               Total .........        $  4,931        $ 13,571        $  7,621
                                      ========        ========        ========

     International sales were primarily to European customers and secondarily to Middle Eastern, Latin American and Pacific Rim customers. During fiscal 1996 and 1997, the Company had no material identifiable assets used in connection with the Company's foreign operations. As a result of the Company's February 1998 acquisition of the outstanding stock of Megabyte, at July 31, 1998, the Company had identifiable assets used in connection with its foreign operations of approximately $4,844,000.

11.  ACQUISITIONS

     During fiscal 1998, the Company completed two acquisitions. In February 1998, the Company purchased 100% of the outstanding shares of Megabyte Computerhandels AG, a German distributor of high-end networking solutions. The transaction was accounted for as a purchase, and was effected by the Company's issuance of 104,144 shares of the Company's common stock valued at $900,000. The Company recorded the assets and liabilities of Megabyte at their fair values on the date of acquisition. The purchase price in excess of the fair values of the net assets acquired was approximately $713,000, which has been recorded as goodwill, and will be expensed on a straight line basis over 7 years. In June 1998, the Company completed the acquisition of substantially all the assets and liabilities of Invincible Technologies Corporation ("ITC"), a Massachusetts based developer and reseller of high capacity, fault tolerant network storage solutions. The transaction was accounted for as a purchase of assets. The purchase price paid consisted of cash of approximately $1.0 million, and the Company assumed liabilities in excess of net assets acquired of approximately $1.6 million, for a total purchase price of approximately $2.6 million. ITC had experienced significant losses in its fiscal year ended March 31, 1998. The Company employed an appraiser to identify the values of the assets acquired, including, among other assets, certain in-process research and development costs. The amount of purchase price allocated to in-process research and development was determined by estimating the stage of development of Invincible's research and development projects, estimating future cash flows from future projected revenues, and discounting those cash flows to present value. Invincible had been primarily developing a software cluster management system to extend the capability of UNIX clustering. In determining the appropriate value, the Company considered the prior losses of Invincible, the investment of Invincible toward the development of the outstanding software system, as well as the estimated completion costs which the Company expects to incur to complete the outstanding research and development projects. The Company further estimated the future revenues and cash flows attainable from the research and development projects, and discounted those revenues significantly to take into account Invincible's lack of financing to attain the projections. The Company has determined that $1.7 million of the purchase price was related to the Company's research and development efforts which had not attained technological feasibility, and for which no alternative future use was expected. The Company has expensed the value of the research and development as of the date of the acquisition of Invincible and has capitalized the fair value of the other assets acquired as determined by the appraiser, including the value of Invincible's assembled work force and goodwill of approximately $913,000, which will be expensed on a straight line basis over 7 years. The Company will include the results of operations and balance sheets of Megabyte and Invincible for periods subsequent to the date of the respective acquisitions. Prior periods have not been restated.

     The following is a summary of the net fair value of the assets acquired, the goodwill on the date of acquisition, and the total consideration paid for the acquisitions made during fiscal 1998:

                                                      Megabyte      Invincible         Total
                                                      --------      ----------         -----
Fair value of noncash assets acquired                $4,755,000     $5,431,000      $10,186,000
Liabilities assumed, including lines of credit       (4,008,000)    (4,643,000)      (8,651,000)
Common stock issued                                    (902,000)            --         (902,000)
                                                     -----------    -----------     -----------
Cash consideration paid, net of cash acquired          (155,000)       788,000          633,000
                                                     ===========    ===========     ===========

     The following unaudited pro forma information has been prepared assuming that the acquisitions of Megabyte and Invincible had taken place at the beginning of the respective periods presented. The pro forma financial information is not necessarily indicative of the combined results that would have occurred had the acquisitions taken place at the beginning of the period, nor is it necessarily indicative of results that may occur in the future.

                                                       (UNAUDITED)
                                               PRO FORMA FOR THE YEARS ENDED
                                             July 31, 1997       July 31, 1998
                                             -------------       -------------
                                           (in thousands, except per share data)
Revenues                                       $160,584            $135,576
Operating income                               $ 10,193            $  5,381
Net income                                     $  5,982            $  3,732
Net income per share--diluted                  $    .57            $    .33

12. CHANGE IN PAR VALUE

     The Company's amended and restated articles of incorporation, filed on November 13, 1996, as discussed above in Note 10, also effected a change in common stock from no par value to par value of $.01 per share. In fiscal 1997, $89,700 was transferred from retained earnings to common stock and paid-in-capital to reflect the change in par value.